UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2025

CSP Inc.

(Exact name of the registrant as specified in its charter)

Massachusetts

(State or other jurisdiction of incorporation)

000-10843	04-2441294
(Commission File Number)	(IRS Employer Identification No.)

175 Cabot Street - Suite 210, Lowell, MA	01854
(Address of principal executive offices)	(Zip Code)

(978) 954-5038

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CSPI	Nasdaq Global Market

Item 4.01   Changes in Registrant’s Certifying Accountant.

On February 12, 2025, CSP Inc. (the “Company”) informed RSM LLP (“RSM”) of its decision to dismiss RSM, effective February 12, 2025, as the Company’s independent registered public accounting firm. The decision to change the independent registered public accounting firm was approved by the Audit Committee of the Board of Directors of the Company (the “Audit Committee”) and the Board of Directors of the Company.

During the fiscal years ended September 30, 2024 and September 30, 2023, and subsequent interim period through February 12, 2025, there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) with RSM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of RSM, would have caused RSM to make reference to the subject matter of such disagreements in connection with its reports on the financial statements for such years. RSM’s reports on the Company’s consolidated financial statements for the fiscal years ended September 30, 2024 and September 30, 2023 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended September 30, 2024 and September 30, 2023, and the subsequent interim period through February 12, 2025, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K), except that, as previously disclosed in the Company’s 2024 Annual Report filed on Form 10-K, as filed with the SEC on December 20, 2024, management identified two material weaknesses in the Company’s internal control over financial reporting for the fiscal year ended September 30, 2024 in the areas of: (i) business expense reimbursement and selected purchase policy and application of a legacy credit card program for Company credit cards which in the fiscal 2024 third quarter review the Company identified certain control deficiencies related to its business expense reimbursement and selected purchases policy and application of a legacy credit card program for Company credit cards. The control deficiencies arose out of a lack of adequate review and incomplete supporting documentation related to certain business expenses including those for reimbursement for Company credit card charges from a C level Company executive as well as an undocumented compensation agreement with regards to the use of credit card points which resulted in undisclosed compensation; and (ii) financial reporting for income taxes relating to current/non-current taxes payable, certain deferred tax assets and liabilities, and current and deferred tax expense. As a result of these material weaknesses, management concluded that the Company’s internal control over financial reporting was not effective as of September 30, 2024 and for the period ending December 31, 2024, and have implemented a remediation plan for these material weaknesses as further described in its 2024 Annual Report on Form 10-K.

The Company has provided RSM with a copy of the disclosures required by Item 304(a) of Regulation S-K contained in this Current Report on Form 8-K and has requested that RSM furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not RSM agrees with the above statements. A copy of RSM’s letter, dated February 14, 2025 is filed as Exhibit 16.1 to this Current Report on Form 8-K.

On February 12, 2025, the Audit Committee has selected CBIZ CPAs P.C. (“CBIZ”) as the Company’s independent registered public accounting firm for the Company’s fiscal year ending September 30, 2025, subject to completion of CBIZ client acceptance.

During the Company’s two most recent fiscal years ended September, 2024 and 2023 and quarterly period ended December 31, 2024 and through February 12, 2025, neither the Company nor anyone acting on its behalf consulted with CBIZ regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and either a written report or oral advice was provided to the Company that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K and the related instructions thereto) or a reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

Item 9.01 Financial Statements and Exhibits

(d)Exhibits

16.1	Letter from RSM US LLP dated as of February 14, 2025

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 14, 2025 CSP INC.

By: /s/Gary W. Levine

Name: Gary W. Levine

Title: Chief Financial Officer